EXHIBIT 2.1



                               SECRETARY OF STATE

                  [THE GREAT SEAL OF THE STATE OF NEVADA LOGO]

                                STATE OF NEVADA


                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CORBETT LAKE MINERALS, INC. did on MARCH 3, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on MARCH 3, 1999.




                               /s/ Dean Heller


[SEAL]                                Secretary of State


                               By /s/ Angela Bianlinez


                                      Certification Clerk